UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01. Regulation FD Disclosure

On February 10, 2017, Misonix, Inc. (the “Company”) filed a Form 12b-25 (the “Form”) with the Securities and Exchange Commission indicating that the Company will not be in a position to file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 within the 5-day extension period provided in Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Form stated that as a result of a voluntary internal investigation overseen by the Company’s Audit Committee related to material weaknesses in the Company’s internal control over financial reporting at June 30, 2016, the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “10-K”) and the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the “Q1 10-Q”) were delayed pending completion of the investigation. The internal investigation has now been completed and the Audit Committee has no information to suggest that any of the Company’s previously reported financial statements and results are incorrect in any material respect.

Although the Company filed the 10-K on February 9, 2017, it is still in the process of preparing the Q1 10-Q and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 (the “Q2 10-Q”). As a result of the backlog associated with completing and filing the 10-K and the preparation of the Q1 10-Q, the Company will not be in a position to file the Q2 10-Q within the 5-day extension period provided in Rule 12b-25(b). The Company is working diligently to resolve these matters and intends to file both the Q1 10-Q and the Q2 10-Q as promptly as reasonably practicable. Management currently believes that the Company will be in a position to file the aforementioned reports not later than March 13, 2017.

Preliminary results for the second fiscal quarter ended December 31, 2016 are net sales of $6.0 million, compared with net sales of $6.0 million for the second fiscal quarter ended December 31, 2015. For the six months ended December 31, 2016, preliminary sales are $12.2 million, or 8.0% higher than for the first six months of the prior year of $11.3 million. Due to the delay and internal resource allocation associated with the filing of the Company’s 10-K, the Company is not in a position to provide preliminary net income data for the second fiscal quarter and the six months ended December 31, 2016.

The Company issued a press release on February 9, 2017 announcing the filing of the 10-K, that the Q2 10-Q filing would be delayed, and certain preliminary results for the second fiscal quarter ended December 31, 2016. The press release is attached hereto as Exhibit 99.1. The information in this Item and the aforementioned press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

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Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 9, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: February 10, 2017	By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer

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